Exhibit 99.1

Contact Information:	FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com
FOR IMMEDIATE RELEASE
FTD Group, Inc. Reports Third Quarter Fiscal Year 2007 Results
•	Consolidated Revenues Increased to $182.9 Million from $128.6 Million

•	Strong Operating Income Margin In All Segments

•	Third Quarter Diluted EPS Increased to $0.32 (Which Included $0.02 of Costs Related to the Secondary Offering) versus Diluted EPS of $0.26 in the Prior Year Quarter

•	Fiscal Year 2007 Targets for EBITDA (Excluding Other Expense (Income), Net) and Diluted EPS Increased to $90 Million and $0.98 (Including $0.02 of Other Expense Related to the Secondary Offering), Respectively
DOWNERS GROVE, IL. — Monday, April 30, 2007 — FTD Group, Inc. (NYSE: FTD), a leading provider of floral related products and services, today announced third quarter fiscal year 2007 financial results for the period ended March 31, 2007.
THIRD QUARTER FISCAL YEAR 2007 RESULTS
Third quarter fiscal year 2007 consolidated revenue grew $54.3 million, or 42.2%, to $182.9 million, compared to revenue of $128.6 million for the same period of fiscal year 2006.
Resulting net income for the third quarter of fiscal year 2007 was $9.6 million, or $0.32 per diluted share, compared to net income of $7.4 million, or $0.26 per diluted share, in the prior year quarter.
Net income for the third quarter of fiscal year 2007 includes $0.5 million, after tax, of expense related to the costs FTD incurred during the secondary offering of 6,900,000 shares by affiliates of Leonard Green & Partners, L.P. (“LGP”) and certain members of management. The offering expenses are recorded in other expense (income), net.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of fiscal year 2007 was $25.6 million compared to EBITDA of $19.6 million for the same period of the prior fiscal year. Third quarter fiscal 2007 EBITDA, excluding other expense (income), net, was $26.1 million, which represents growth of $6.6 million over the same period of the prior fiscal year. Fiscal 2007 other expense (income), net, of $0.6 million is primarily related to
3113 Woodcreek Drive • Downers Grove, IL 60515
Main Phone: (630) 719-7800 • www.ftd.com • www.interflora.co.uk secondary offering costs, net of foreign currency gains recognized during the third quarter of fiscal year 2007.
A table reconciling net income to EBITDA (including adjustments) is included with the attached consolidated financial statements. The Company believes EBITDA (including adjustments) provides useful supplemental information related to the Company’s operations and results.
Domestic Consumer Segment
The Domestic Consumer Segment achieved revenues of $80.2 million in the third quarter of fiscal year 2007, compared to revenues of $75.7 million in the same period of fiscal year 2006, representing a 6.0% increase. Growth was driven by a 4.1% increase in order volume. Third quarter operating income in the Domestic Consumer Segment was $4.2 million, or 5.3% of Domestic Consumer Segment revenue, compared to $2.9 million in the prior year quarter, or 3.8% of Domestic Consumer Segment revenue. Operating margins during the period strengthened due to management’s focus on profitable revenue growth.
Domestic Consumer orders during the third quarter of fiscal year 2007 totaled 1,243,000 compared to 1,194,000 orders in the same period of fiscal year 2006. Average order value increased to $63.04 in the current quarter from $62.18 in the prior year’s quarter. The percentage of Internet orders increased slightly to 91.6% from 91.3% in the third quarter of fiscal year 2006.
Domestic Florist Segment
The Domestic Florist Segment achieved revenues of $49.1 million in the third quarter of fiscal year 2007, compared to revenues of $52.9 million in the same period of the prior fiscal year. The decline in Florist Segment revenues was due to decreased clearinghouse order volume, a decrease in fresh flower sales resulting from one large customer contract in the prior year that was not renewed in the current year and reduced container sales. Third quarter fiscal year 2007 operating income for the Domestic Florist Segment was $16.4 million, or 33.3% of Domestic Florist Segment revenue, compared to $17.3 million in the prior year quarter, or 32.7% of Domestic Florist Segment revenue. The margin improvement in the current year was partially related to the revenue decreases described above, as these are lower margin product lines.
International Segment
For the third quarter of fiscal year 2007, the International Segment, comprised of the Interflora business which was acquired in July 2006, achieved revenues of $53.6 million and operating income of $5.3 million, or 9.9% of revenues. The International Segment experienced strong Valentine’s Day and Mother’s Day holiday seasons. Mother’s Day in the U.K. was March 18, 2007. Consumer order volume in the International Segment totaled 665,000, up 12.9% over Interflora’s orders for the same period of the prior fiscal year. Average order value in the International Segment was $66.87 for the quarter and Internet orders comprised 73.4% of the order volume.
BALANCE SHEET AND OTHER HIGHLIGHTS
As of March 31, 2007 the Company’s cash and cash equivalents totaled $41.4 million with $37.4 million of operating cash flows generated during the nine-month period ended March 31, 2007. The Company’s debt balance totaled $336.9 million, including notes payable of $24.5 million related to the Interflora acquisition, down from $344.2 million as of December 31, 2006. At the time of the acquisition of Interflora, the Company entered into a new senior secured credit facility consisting of a $150 million term loan and a $75 million revolving credit facility. As of

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March 31, 2007, the Company had $49 million available under its revolving credit facility. Capital expenditures for the quarter ended March 31, 2007 were $1.2 million and were primarily related to continued technology improvements. In addition, the Company paid its first ever quarterly cash dividend on April 2, 2007 to shareholders of record on March 19, 2007, in an amount totaling $4.7 million.
OUTLOOK
“Our continued focus on profitability allows us to increase our EBITDA and diluted EPS targets,” stated Michael J. Soenen, President and Chief Executive Officer of FTD. “Additionally, we are reducing our revenue target for the year to reflect uncertainty around selected less profitable florist business product lines and the Mother’s Day holiday,” concluded Soenen.
For the full fiscal year 2007, the Company is updating its annual revenue target for 2007 to $615 million from $630 million in revenue, annual net income target to $29.0 million from $28.2 million, with targeted diluted earnings per share of $0.98, which includes $0.02 of expense related to the secondary offering, from $0.96 and targeted EBITDA (excluding other expense (income), net) to $90 million from $89 million. As previously announced, net income, diluted EPS and EBITDA targets include approximately $3 million of expense related to stock compensation in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and a deferred compensation plan related to Interflora. The EBITDA target excludes other expense (income), net, which is expected to primarily relate to foreign currency related gains and losses as well as expenses related to the secondary offering. The net income and diluted EPS targets are presented on a GAAP basis.
CONFERENCE CALL
A conference call has been scheduled for April 30, 2007 at 11:00 a.m., ET, to review results for the third quarter of fiscal year 2007. To listen to the call over the Internet, go to the investor relations portion of the Company’s Web site, www.ftd.com. Please allow at least 15 minutes to register, download and install any necessary audio software. To listen to the call by phone dial (877) 381-6199 for North American callers or (706) 679-4384 for International callers; mention Conference ID #21337004. A replay of the conference call will be available through May 14, 2007 beginning one hour after the completion of the live call by phone at (800) 633-8284 for North American callers or (402) 977-9140 for International callers or on the Web at www.ftd.com. The conference call contains time-sensitive information that is accurate only as of April 30, 2007, the date of the live broadcast. The call is the property of FTD Group, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD Group, Inc. is strictly prohibited.
ABOUT FTD GROUP, INC.
FTD Group, Inc. is a leading provider of floral related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. The consumer businesses operate primarily through the www.ftd.com Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to the Company’s independent members.

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FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements regarding the Company’s outlook, anticipated revenue growth and profitability; anticipated benefits of its acquisition of Interflora, anticipated benefits of investments in new products, programs and offerings and opportunities and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. The international business reflects the operations of Interflora Holdings Limited. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the Company’s industry. Investors are cautioned that actual results could differ from those contained in any forward-looking statements as a result of: the Company’s ability to acquire and retain FTD and Interflora members and continued recognition by members of the value of the Company’s products and services; the acceptance by members of new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to FTD and Interflora members; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the Company’s performance during key holiday selling seasons such as Christmas, Valentine’s Day and Mother’s Day; the existence of failures in the Company’s computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the domestic and international businesses; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate Interflora and additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update its forward-looking statements.
Financial statements follow...

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FTD GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Revenues:
Consumer segment	$80,216	$75,680	$197,084	$180,521
Florist segment	49,123	52,905	137,522	143,118
International segment	53,560	—	108,604	—

Total revenues	182,899	128,585	443,210	323,639

Costs of goods sold and services provided:
Consumer segment	56,980	55,409	140,467	132,264
Florist segment	16,639	18,021	44,167	46,961
International segment	37,491	—	75,203	—
Corporate	493	533	1,507	1,718

Total costs of goods sold and services provided	111,603	73,963	261,344	180,943

Gross profit:
Consumer segment	23,236	20,271	56,617	48,257
Florist segment	32,484	34,884	93,355	96,157
International segment	16,069	—	33,401	—
Corporate	(493)	(533)	(1,507)	(1,718)

Total gross profit	71,296	54,622	181,866	142,696

Advertising and selling:
Consumer segment	11,346	10,401	25,087	22,768
Florist segment	11,793	12,342	35,042	39,516
International segment	4,209	—	8,638	—

Total advertising and selling	27,348	22,743	68,767	62,284

General and administrative:
Consumer segment	6,525	6,146	16,750	13,622
Florist segment	2,052	2,377	6,348	5,607
International segment	6,547	—	15,549	—
Corporate	6,374	6,525	19,615	19,215

Total general and administrative	21,498	15,048	58,262	38,444

Operating income (loss) before corporate allocations:
Consumer segment	5,365	3,724	14,780	11,867
Florist segment	18,639	20,165	51,965	51,034
International segment	5,313	—	9,214	—
Corporate	(6,867)	(7,058)	(21,122)	(20,933)

Total operating income before corporate allocations	22,450	16,831	54,837	41,968

Corporate Allocations:
Consumer segment	1,151	849	3,021	2,451
Florist segment	2,284	2,868	7,007	8,364
International segment	—	—	—	—
Corporate	(3,435)	(3,717)	(10,028)	(10,815)

Total corporate allocations	—	—	—	—

Income (loss) from operations:
Consumer segment	4,214	2,875	11,759	9,416
Florist segment	16,355	17,297	44,958	42,670
International segment	5,313	—	9,214	—
Corporate	(3,432)	(3,341)	(11,094)	(10,118)

Total income from operations	22,450	16,831	54,837	41,968

Other income and expenses:
Interest income	(489)	(233)	(1,126)	(528)
Interest expense	6,444	4,829	21,679	14,596
Other expense (income), net	570	(118)	(725)	(206)

Total other expenses	6,525	4,478	19,828	13,862

Income before income tax	15,925	12,353	35,009	28,106

Income tax expense	6,310	4,932	13,844	11,357

Net income	$9,615	$7,421	$21,165	$16,749

Net income per common share — basic	$0.34	$0.26	$0.75	$0.58

Net income per common share — diluted	$0.32	$0.26	$0.72	$0.56

Weighted average common shares outstanding — basic	28,462	28,111	28,343	28,989

Weighted average common shares outstanding — diluted	29,827	29,031	29,510	30,025

FTD GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2007	June 30, 2006
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$41,379	$10,954
Accounts receivable, less allowance for doubtful accounts of $5,047 at March 31, 2007 and $4,437 at June 30, 2006	47,649	26,044
Inventories, net	3,998	3,542
Other current assets	9,812	5,985

Total current assets	102,838	46,525

Property and equipment:
Property and equipment	34,268	25,265
Less accumulated depreciation	9,702	6,051

Property and equipment, net	24,566	19,214

Other assets:
Computer software, net	13,509	10,577
Other noncurrent assets	21,172	21,405
Other intangible assets, less accumulated amortization of $8,345 at March 31, 2007 and $5,993 at June 30, 2006	14,228	14,780
Trademark	186,504	121,577
Goodwill	416,567	336,659

Total other assets	651,980	504,998

Total assets	$779,384	$570,737

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$69,700	$45,273
Notes payable	22,829	—
Other accrued liabilities	32,054	24,083
Current maturities of long-term debt	1,430	1,125
Dividends payable	4,699	—

Total current liabilities	130,712	70,481

Senior secured credit facility	140,820	48,875
Senior subordinated notes	170,117	170,117
Post-retirement benefits, accrued pension obligations and other liabilities	5,066	2,368
Deferred income taxes	83,116	61,160

Stockholders’ equity:
Common stock: $0.01 par value, 75,000,000 shares authorized; 29,482,182 shares issued as of March 31, 2007 and June 30, 2006	295	295
Additional paid-in capital	232,865	233,362
Retained earnings (accumulated deficit)	14,912	(1,554)
Accumulated other comprehensive income	6,675	200
Treasury stock, at cost, 541,447 shares as of March 31, 2007 and 1,504,480 shares as of June 30, 2006	(5,194)	(14,567)

Total stockholders’ equity	249,553	217,736

Total liabilities and stockholders’ equity	$779,384	$570,737

FTD GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended
	March 31,
	2007	2006

Cash flows from operating activities:
Net income	$21,165	$16,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and computer software	10,890	7,740
Gain from sale of business and related transaction	—	(991)
Stock-based compensation expense	1,451	458
Amortization and write off of deferred financing costs	2,512	1,204
Provision for doubtful accounts	2,088	2,589
Deferred income taxes	2,706	500
Decrease in cash due to changes in operating assets and liabilities, net of acquisition	(3,419)	(7,519)

Net cash provided by operating activities	37,393	20,730

Cash flows from investing activities:
Acquisition of business, excluding cash acquired	(96,717)	—
Capital expenditures	(6,027)	(7,370)
Proceeds from sale of business	—	3,500

Net cash used in investing activities	(102,744)	(3,870)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of financing costs	148,536	—
Repayments of long-term debt	(57,750)	(11,096)
Excess tax benefit from stock-based compensation	1,904	217
Proceeds from exercise of stock options	2,315	209
Purchase of company stock	—	(14,999)

Net cash provided by (used in) financing activities	95,005	(25,669)

Effect of foreign exchange rate changes on cash and cash equivalents	771	142

Net increase (decrease) in cash and cash equivalents	30,425	(8,667)
Cash and cash equivalents at beginning of period	10,954	8,890

Cash and cash equivalents at end of period	$41,379	$223

Supplemental disclosures of cash flow information

Cash paid for:
Interest	$20,994	$16,131

Income taxes, net	$13,356	$4,570

Non-cash disclosure:
Issuance of notes payable associated with the purchase of Interflora Holdings Limited	$23,313

Issuance of treasury stock associated with the purchase of Interflora Holdings Limited	$3,206

Notes receivable associated with the sale of Renaissance		$1,805

FTD GROUP, INC.
SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Three Months Ended
	March 31, 2007			March 31, 2006
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated

Revenues:
Consumer segment	$84,642	$(4,426)	$80,216	$80,883	$(5,203)	$75,680
Florist segment	49,290	(167)	49,123	52,979	(74)	52,905
International segment	53,476	84	53,560	—	—	—

Total	187,408	(4,509)	182,899	133,862	(5,277)	128,585

Costs of Goods Sold and Services Provided:
Consumer segment	57,721	(741)	56,980	56,156	(747)	55,409
Florist segment	17,465	(826)	16,639	18,849	(828)	18,021
International segment	37,528	(37)	37,491	—	—	—
Corporate	493	—	493	533	—	533

Total	113,207	(1,604)	111,603	75,538	(1,575)	73,963

Gross Profit:
Consumer segment	26,921	(3,685)	23,236	24,727	(4,456)	20,271
Florist segment	31,825	659	32,484	34,130	754	34,884
International segment	15,948	121	16,069	—	—	—
Corporate	(493)	—	(493)	(533)	—	(533)

Total	74,201	(2,905)	71,296	58,324	(3,702)	54,622

Advertising and Selling:
Consumer segment	11,346	—	11,346	10,401	—	10,401
Florist segment	14,821	(3,028)	11,793	16,044	(3,702)	12,342
International segment	4,292	(83)	4,209	—	—	—

Total	30,459	(3,111)	27,348	26,445	(3,702)	22,743

General and Administrative:
Consumer segment	7,311	(786)	6,525	6,881	(735)	6,146
Florist segment	2,052	—	2,052	2,377	—	2,377
International segment	6,486	61	6,547	—	—	—
Corporate	5,588	786	6,374	5,790	735	6,525

Total	21,437	61	21,498	15,048	—	15,048

Operating Income (Loss) before Corporate Allocations:
Consumer segment	8,264	(2,899)	5,365	7,445	(3,721)	3,724
Florist segment	14,952	3,687	18,639	15,709	4,456	20,165
International segment	5,170	143	5,313	—	—	—
Corporate	(6,081)	(786)	(6,867)	(6,323)	(735)	(7,058)

Total	22,305	145	22,450	16,831	—	16,831

Corporate Allocations:
Consumer segment	1,151	—	1,151	849	—	849
Florist segment	2,284	—	2,284	2,868	—	2,868
International segment	—	—	—	—	—	—
Corporate	(3,435)	—	(3,435)	(3,717)	—	(3,717)

Total	—	—	—	—	—	—

Operating Income (Loss):
Consumer segment	7,113	(2,899)	4,214	6,596	(3,721)	2,875
Florist segment	12,668	3,687	16,355	12,841	4,456	17,297
International segment	5,170	143	5,313	—	—	—
Corporate	(2,646)	(786)	(3,432)	(2,606)	(735)	(3,341)

Total	$22,305	$145	$22,450	$16,831	$—	$16,831

Depreciation and Amortization:
Consumer segment	$950	$—	$950	$836	$—	$836
Florist segment	799	—	799	821	—	821
International segment	1,078	—	1,078	—	—	—
Corporate	862	—	862	967	—	967

Total	$3,689	$—	$3,689	$2,624	$—	$2,624

FTD GROUP, INC.
SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Nine Months Ended			Nine Months Ended
	March 31, 2007			March 31, 2006
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated

Revenues:
Consumer segment	$209,451	$(12,367)	$197,084	$193,836	$(13,315)	$180,521
Florist segment	137,873	(351)	137,522	143,323	(205)	143,118
International segment	108,422	182	108,604	—	—	—

Total	455,746	(12,536)	443,210	337,159	(13,520)	323,639

Costs of Goods Sold and Services Provided:
Consumer segment	142,335	(1,868)	140,467	134,073	(1,809)	132,264
Florist segment	46,664	(2,497)	44,167	49,485	(2,524)	46,961
International segment	75,280	(77)	75,203	—	—	—
Corporate	1,507	—	1,507	1,718	—	1,718

Total	265,786	(4,442)	261,344	185,276	(4,333)	180,943

Gross Profit:
Consumer segment	67,116	(10,499)	56,617	59,763	(11,506)	48,257
Florist segment	91,209	2,146	93,355	93,838	2,319	96,157
International segment	33,142	259	33,401	—	—	—
Corporate	(1,507)	—	(1,507)	(1,718)	—	(1,718)

Total	189,960	(8,094)	181,866	151,883	(9,187)	142,696

Advertising and Selling:
Consumer segment	25,087	—	25,087	22,768	—	22,768
Florist segment	43,395	(8,353)	35,042	48,703	(9,187)	39,516
International segment	8,834	(196)	8,638	—	—	—

Total	77,316	(8,549)	68,767	71,471	(9,187)	62,284

General and Administrative:
Consumer segment	18,690	(1,940)	16,750	15,407	(1,785)	13,622
Florist segment	6,348	—	6,348	5,607	—	5,607
International segment	15,231	318	15,549	—	—	—
Corporate	17,675	1,940	19,615	17,430	1,785	19,215

Total	57,944	318	58,262	38,444	—	38,444

Operating Income (Loss) before Corporate Allocations:
Consumer segment	23,339	(8,559)	14,780	21,588	(9,721)	11,867
Florist segment	41,466	10,499	51,965	39,528	11,506	51,034
International segment	9,077	137	9,214	—	—	—
Corporate	(19,182)	(1,940)	(21,122)	(19,148)	(1,785)	(20,933)

Total	54,700	137	54,837	41,968	—	41,968

Corporate Allocations:
Consumer segment	3,021	—	3,021	2,451	—	2,451
Florist segment	7,007	—	7,007	8,364	—	8,364
International segment	—	—	—	—	—	—
Corporate	(10,028)	—	(10,028)	(10,815)	—	(10,815)

Total	—	—	—	—	—	—

Operating Income (Loss):
Consumer segment	20,318	(8,559)	11,759	19,137	(9,721)	9,416
Florist segment	34,459	10,499	44,958	31,164	11,506	42,670
International segment	9,077	137	9,214	—	—	—
Corporate	(9,154)	(1,940)	(11,094)	(8,333)	(1,785)	(10,118)

Total	$54,700	$137	$54,837	$41,968	$—	$41,968

Depreciation and Amortization:
Consumer segment	$2,883	$—	$2,883	$2,293	$—	$2,293
Florist segment	2,430	—	2,430	2,551	—	2,551
International segment	2,783	—	2,783	—	—	—
Corporate	2,794	—	2,794	2,896	—	2,896

Total	$10,890	$—	$10,890	$7,740	$—	$7,740

FTD GROUP, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA
(Unaudited)
(In thousands)
Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).
The Company defines EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus expenses that are not considered reflective of the Company’s core operations. For the periods presented, the items not considered part of the Company’s core operations are the income from the Renaissance operations, including the gain on the sale, and other (income) expense, which primarily consists of net foreign currency gains and losses and the costs associated with the March 2007 secondary stock offering. EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Net income, as reported (GAAP basis)	$9,615	$7,421	$21,165	$16,749
plus: Interest expense, net	5,955	4,596	20,553	14,068
plus: Depreciation and amortization	3,689	2,624	10,890	7,740
plus: Income tax expense	6,310	4,932	13,844	11,357

EBITDA (1)	25,569	19,573	66,452	49,914
Income attributable to the Renaissance operations and sale	—	—	—	(906)
Other expense (income), net	570	(118)	(725)	(206)

Adjusted EBITDA (1)	$26,139	$19,455	$65,727	$48,802

(1)	The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the acquisition of Interflora Holdings Limited, the indenture governing the Notes and the Company’s executive compensation plan. The adjustments made in the calculation of Adjusted EBITDA, as described above, are adjustments that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense), profits or losses related to sold businesses, currency fluctuations (primarily resulting from the Interflora business, which is based in the U.K.) and expenses related to financing transactions. The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect other expenses or gains excluded above and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

FTD GROUP, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA
(Unaudited)
(In thousands)
Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).
The Company defines EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus expenses that are not considered reflective of the Company’s core operations. For the year ending June 30, 2007, the item not considered reflective of the Company’s core operations is other expense (income), net, which primarily consists of foreign currency gains and losses and the costs associated with the March 2007 secondary stock offering. The other expense (income), net presented below reflects the Company’s actual other expense (income), net for the nine-month period ended March 31, 2007, and the Company is not projecting any additional other expense (income), net for the year ending June 30, 2007. Targeted EBITDA and Adjusted EBITDA are calculated as follows for the period presented:

Year Ending
June 30, 2007
(Forecasted Targets)

Revenues	$615,000

Net income (GAAP basis)	$29,000
plus: Interest expense, net	27,100
plus: Depreciation and amortization	15,500
plus: Income tax expense	19,100

EBITDA (1)	90,700
less: Other expense (income), net	(725)

Adjusted EBITDA (1)	$89,975

(1)	The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the acquisition of Interflora Holdings Limited, the indenture governing the Notes and the Company’s executive compensation plan. The adjustment made in the calculation of Adjusted EBITDA, as described above, is an adjustment that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense), profits or losses related to sold businesses, currency fluctuations (primarily resulting from the Interflora business, which is based in the U.K.) and expenses related to financing transactions. The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect other expenses or gains excluded above and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.